[EXHIBIT 10qq TO COLONIAL GAS COMPANY
         FORM 10-K FOR YEAR ENDED DECEMBER 31, 1995]

                                        SERVICE PACKAGE NO. 11290
                                                  AMENDMENT NO. 0


            FIRM NATURAL GAS TRANSPORTATION AGREEMENT
  (For Use Under "NET-Niagara", "NET-Northeast" and "NET-Elgen"
                         Rate Schedules)


THIS FIRM NATURAL GAS TRANSPORTATION AGREEMENT ("Agreement") is entered into this 1st day of August, 1995 between TENNESSEE GAS
PIPELINE COMPANY, a Delaware Corporation, herein called
"Transporter", and COLONIAL GAS COMPANY, a MASSACHUSETTS corporation, herein called "Shipper", pursuant to the following general terms and representations.

                      W I T N E S S E T H:

WHEREAS, Transporter owns and operates a natural gas transmission pipeline system which extends in a northeasterly direction from its principal sources of supply in Texas and Louisiana through the States of Texas, Louisiana, Arkansas, Mississippi, Alabama, Tennessee, Kentucky, West Virginia, Ohio, Pennsylvania, New York, New Jersey, Massachusetts, New Hampshire, Rhode Island and Connecticut; and

WHEREAS, Shipper has entered into certain gas purchase contracts with various producers providing for the sale by such producers to Shipper of a maximum quantity of 4,000 dekatherms ("Dth") of natural gas per day and has made arrangements for the delivery of such natural gas for the account of Shipper to the points listed in Exhibit A hereto, and

WHEREAS, Shipper and Transporter have entered into a Precedent Agreement dated December 16, 1988 (the "Precedent Agreement"), pursuant to which Transporter agreed to file an application with the Federal Energy Regulatory Commission ("FERC") for the necessary authorizations to (i) provide firm natural gas transportation service of a daily quantity not to exceed 4,000 Dth of natural gas, and (ii) construct and operate the facilities necessary to provide such firm transportation service;

WHEREAS, Transporter has now been authorized by the FERC order issued on November 14, 1990 in docket Nos. CP89-629-000, et al., to render the firm transportation service described herein and to construct and operate the necessary facilities therefore; and

WHEREAS, Transporter and Shipper wish to set forth herein the specified terms and conditions under which Transporter will provide such transportation service to Shipper;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, Transporter and Shipper agree as follows:


                            ARTICLE I
                           DEFINITIONS

1.1 Equivalent Quantity - shall mean, during any given period of time, a quantity of gas equal to the quantity of gas received by Transporter for the account of Shipper for transportation hereunder at the Point(s) of receipt, less quantities for transport's system fuel and use requirements and gas lost and unaccounted for associated with this transportation service, which may be provided by Transporter or Shipper as specified in Article VIII, Section 4. For purposes of determining an Equivalent Quantity, quantities of gas shall be stated in dekatherms and measured on a dry basis.

1.2 Point(s) of Receipt - shall mean those points as specified in Exhibit A attached hereto at which Transporter shall receive gas for transportation hereunder, and such other points as may be agreed to from time to time by both parties.

1.3 Point(s) of Delivery - shall mean those points as specified on Exhibit A attached hereto at which Transporter shall deliver gas to Shipper, and such other points as may be agreed to from time to time by both parties.

1.4 Transportation Quantity - shall mean the maximum daily quantity of natural gas that Transporter hereby agrees to receive, subject to Article II herein, for the account of Shipper at the Point of Receipt during the term of hereof, which shall be 4,000 Dth, provided that Transporter is under no obligation to receive a volume in excess of 4,000 Mcf.

                           ARTICLE II
                         TRANSPORTATION

2.1 Transportation Service - After receipt and acceptance by Transporter of all FERC and other authorizations necessary to provide service hereunder and completion of the facilities required to provide such service, beginning on the Commencement Date (as defined in Article VIII, Section 8.1 hereof), Transporter agrees to accept and receive daily, on a firm basis, at the Point of Receipt, from Shipper such quantity of gas as Shipper makes available up to the Transportation Quantity and to transport and deliver for Shipper to the Point(s) of Delivery an Equivalent Quantity of gas.

                           ARTICLE III

3.1 Shipper shall cause the delivery of natural gas to Transporter at the Point(s) of Receipt to be at pressures sufficient to enter Transporter's pipeline system.

3.2 Transporter shall cause the delivery of natural gas to Shipper at the Point(s) of Delivery as nearly as practicable at Transporter's line pressure, provided that pressure shall not be less than 100 pounds per square inch gauge.


                           ARTICLE IV
               CONTROL AND BALANCING OF DELIVERIES

The control and balancing of deliveries shall be as provided in
Article III, of the General Terms and Conditions of Transporter's
FERC Gas Tariff Volume No. 1.

                            ARTICLE V
      QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENT

For all gas received, transported and delivered hereunder, the parties agree to the quality specifications and standards for measurement provided for in Article II and III of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.

                           ARTICLE VI
                           FACILITIES

Transporter shall construct, install own and operate the facilities, including but not limited to measurement facilities hot tap, necessary for Transporter to receive and deliver the gas as contemplated herein for Shipper's account at the Point(s) of Receipt and the Point(s) of Delivery.

                           ARTICLE VII
                    DISPATCHER'S NOTIFICATION

Shipper's dispatcher shall notify Transporter's dispatcher of the daily volume which Shipper desires Transporter to transport on any day in the manner set forth in Article III, Section 4 of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.

                          ARTICLE VIII
                        RATES FOR SERVICE

8.1 Transportation Rates - The compensation to be paid by Shipper to Transporter for the transportation service provided for herein shall be payable monthly in accordance with Article X hereof and shall be equal to the sum of the following: (a) the product of (1) the sum of the Monthly Demand Rates for Segments 3 and 4 under Transporter's NET-NE Rate Schedule and
     (2) the Transportation Quantity, (b) the product of (1) sum of the Commodity Rates for Segments 3 and 4 under Transporter's NET-NE Rate Schedule and (2) the quantity of gas delivered by Transporter to Shipper during the applicable billing period, and (c) the product of (1) any applicable surcharges as included in Transporter's effective FERC Gas Tariff and (2) the quantity of gas delivered by Transporter to Shipper during the applicable billing period.

     References herein to Transporter's NET-NE Rate Schedule shall include any successor or substitute rate schedules.


8.2 Fuel and Use Quantity - Prior to the Commencement Date (as defined in Section 8.1 hereof) and from time to time thereafter Transporter and Shipper shall mutually agree whether Transporter or Shipper shall supply the fuel required for transportation hereunder. In the event Transporter and Shipper agree that Transporter shall supply the fuel required for fuel and losses ("Fuel and Use Quantity"), Transporter shall charge Shipper an amount equal to the product of (a) the amount specified for the cash out of delivery point imbalances in the 0-5% range under Rate Schedule LMS-MA of Transporter's FERC Gas Tariff, Volume No. I, and (b) the Fuel and Use Quantity. Transporter's provision of the fuel required for transportation hereunder is subject to termination on 30 days' written notice, at the option of either Transporter in its sole discretion or Shipper in its sole discretion. In the event that Transporter does not provide the Fuel and Use quantity as stated above, then Shipper shall furnish the quantity of gas required for fuel and losses. The quantity of gas retained by Transporter for fuel and losses shall be equal to the quantity of gas scheduled for delivery to Transporter multiplied by the applicable percentage shown for Shipper's service in Article 7 of Transporter's NET Rate Schedule.

8.3 Rate Changes - Shipper agrees that Transporter shall have the unilateral right pursuant to this Article VIII to file and make effective changes in (a) the rates, charges, and conditions applicable to service pursuant to the Rate Schedule under which this service is rendered (b) the rate schedule(s) pursuant to which service hereunder is rendered, and/or (c) any provisions of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1 as such Tariff may be revised or replaced from time to time. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary to assure Transporter's just and reasonable rates.

                      NET-EU RATE SCHEDULE
                           ARTICLE IX
              RESPONSIBILITY DURING TRANSPORTATION

As between the parties hereto, it is agreed that from the time gas is delivered by Shipper to Transporter at the Point of Receipt and prior to delivery of such gas to or for the account Shipper at the Point(s) of Delivery, Transporter shall have the unqualified right to commingle such gas with other gas in its pipeline system and shall have the unqualified right to handle such gas as its own.

                            ARTICLE X
                      BILLINGS AND PAYMENTS

Transporter and Shipper agree that the obligations of Transporter and Shipper for billing and payment for the services provided hereunder shall be in accordance with Articles V and VI of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.



                           ARTICLE XI
         RATE SCHEDULES AND GENERAL TERMS AND CONDITIONS

This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Transporter's applicable Rate Schedules and of Transporter's General Terms and Conditions on file with the FERC, or other duly constituted authorities having jurisdiction, as the same may be legally amended or superseded, which Rate Schedules and General Terms and Conditions are by this reference made a part hereof.

                           ARTICLE XII
                        TERM OF AGREEMENT

This Agreement shall become effective on the date hereof, and shall remain in force and effect for a Primary Term extending through October 31, 2012 and from year to year thereafter. After the expiration of the Primary Term either party may elect to terminate this Agreement by giving 12 months prior written notice of such termination.

                          ARTICLE XIII
                           REGULATION

This Agreement shall be subject to all applicable governmental statutes and all applicable and lawful orders, rules, and regulations.

                           ARTICLE XIV
                            WARRANTY

Shipper warrants that it will at the time of delivery of gas to Transporter hereunder have good title to and the good right to deliver all gas so made available. Transporter warrants that it will, at the time of delivery of gas for the account of Shipper hereunder, have the right to deliver all such gas. Each party warrants to the other and such other party's successors and assigns that the gas covered by its warranty hereunder shall be free and clear of all liens, encumbrances, or claims against the warranting party or its affiliates for use of property of such party or its affiliates. Each party will indemnify the other and save it harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of any adverse claims regarding title and/or right to delivery of any or all persons against the indemnifying party and/or to royalties, taxes, license fees, or charges assessed against such party. Title to the gas received, transported, and delivered hereunder shall at all times remain with Shipper and shall not pass to Transporter; provided that title to the gas delivered by Shipper hereunder for fuel and use requirements of Transporter as set forth in Article VIII herein, shall pass to Transporter upon delivery of said gas to Transporter at the Point(s) of Receipt.

                           ARTICLE XV
                           ASSIGNMENTS

15.1 Either party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument which it has executed or may execute hereafter as security for indebtedness. Either party may without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a wholly owned affiliate, but otherwise no assignment of this Agreement or any of the rights or obligations hereunder shall be made unless there first shall have been obtained the written consent thereto of the other party, which consent shall not be unreasonably withheld.

15.2 Any entity which shall succeed by purchase, merger, or consolidation to the properties, substantially or as an entirety of either party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor interest under this Agreement.

                           ARTICLE XVI
                          MISCELLANEOUS

16.1 Unless otherwise expressly provided for in this Agreement or Transporter's FERC Gas Tariff, no modification of or supplement to the terms and provisions hereof shall be or become effective, except by the execution of supplementary written consent by both parties.

16.2 No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

16.3 Except as herein otherwise provided, any notice, request, demand, statement, or bill provided for in this Agreement or any notice which either party may desire to give to the other shall be in writing and mailed by registered or certified mail to the post office address of the party intended to receive the same, as the cause may be, as follows:

     TRANSPORTER:    Tennessee Gas Pipeline Company
                     P.O. Box 2511
                     Houston, Texas 77252
                     Attn:  Market Services

     Invoices:       Attn:  Gas Accounting

     Payments:       Attn:  Treasury Department

     Gas Analysis
     and Volume
     Statements:     Attn:  Measurement Department


     SHIPPER         Colonial Gas Company
                     40 Market Street
                     Lowell, Massachusetts 01853

                     Attn:  Scott B. Scholten

                     Colonial Gas Company
                     40 Market Street
                     P.O. Box 3064
                     Lowell, Massachusetts
                     01853-3064

                     Attn:  Martin Debruin

or to such other address as either party shall designate by formal written notice to the other. Routine communications, including monthly statements and payments, may be mailed by registered, certified or ordinary mail.

16.4 This Agreement shall be interpreted under the laws of the State of Texas, without regard to the principles governing choice of laws.

16.5 Exhibit A attached hereto is incorporated herein by reference and made a part of this Agreement for all purposes.

16.6 This Agreement, as of the date hereof, shall supersede and cancel the Precedent Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in multiple counterparts as of the date first hereinabove written.

                                 TENNESSEE GAS PIPELINE COMPANY


                                 By:    Byron S. Wright/wdw
                                        Agent and Attorney-in-
                                        Fact

                                 Date:  7/21/95

                                 COLONIAL GAS COMPANY


                                 BY:     John P. Harrington

                                 TITLE:  Senior Vice President-Gas Supply

                                 DATE:   7/14/95

                 GAS TRANSPORTATION AGREEMENT
            (For Use Under NET-NE Rate Schedule)

                        EXHIBIT "A"
         Amendment #0 to Gas Transportation Agreement
                    Dated August 1, 1995
                         Between
               TENNESSEE GAS PIPELINE COMPANY
                           AND
                   COLONIAL GAS COMPANY

SHIPPER:  COLONIAL GAS COMPANY
EFFECTIVE DATE OF AMENDMENT:  AUGUST 1, 1995
RATE SCHEDULE:  NET-NE
SERVICE PACKAGE:  11290
MAXIMUM DAILY ELECTED QUANTITY:  4,000 Dth

METER    METER NAME       INTERCONNECT PARTY NAME  COUNTY  ST  ZONE

012181   IROQUOIS-WRIGHT   IROQUOIS                              05
         SMS

020139   COLONIAL-         COLONIAL GAS CO   MIDDLESEX     MA    06
         TEWKSBURY MASS
020285   ALGONQUIN-MENDON  ALGONQUIN                       MA    06




METER    METER NAME        R/D   LEG    METER-T   MINIMUM PRESSURE

012181   IROQUOIS-WRIGHT    R    200     4,000
         SMS

                      Total Receipt TQ:  4,000

020139   COLONIAL-          D    200     4,000      100 LBS
         TEWKSBURY MASS
020285	 ALGONQUIN-MENDON   D    200     4,000      100 LBS

                      Total Delivery TQ:  4,000

NUMBER OF RECEIPT POINTS:  1
NUMBER OF DELIVERY POINTS: 2

NOTE: Exhibit "A" is a reflection of the contract and all amendments as of the amendment effective date.


            [END OF EXHIBIT 10qq TO COLONIAL GAS COMPANY
            FORM 10-K FOR YEAR ENDED DECEMBER 31, 1995]